UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: April 18, 2011

CHINA KANGTAI CACTUS BIO-TECH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-33097	87-0650263
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification Number)

No. 99 Taibei Road
Limin Economy and Technology Developing District
Harbin, P.R.C.	150025
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (86) 451-57351189 ext 126

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 18, 2011, China Kangtai Cactus Bio-Tech, Inc., a Nevada corporation (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Kodiak Capital Group, LLC (the “Investor”) pursuant to which the Company has agreed to issue and sell to the Investor, and the Investor has agreed to purchase from the Company, up to that number of the Company's common stock, at $0.001 par value per share, having an aggregate purchase price of one million five hundred thousand dollars ($1,500,000) (the “Shares”) (the “Financing”). Pursuant to the Investment Agreement, the price per share will be determined once the Company submits a written notice (the “Put Notice”) to the Investor stating the dollar amount in U.S. dollars the Company intends to sell to the Investor and will be based on the following formula: eighty five percent (85%) of the volume-weighted average price of the Company’s common stock five (5) days immediately preceding the date of the Put Notice and five (5) days immediately following the date of the Put Notice. Under the Investment Agreement, the Company may not deliver the Put Notice until after the resale of the Shares has been registered with the Securities and Exchange Commission. Additionally, provided that the Investment Agreement does not terminate earlier, the Company has a six (6) month period, beginning on the trading day immediately following the effectiveness of the registration statement, during which it may deliver the Put Notice to the Investor (the “Open Period”).

Under the Investment Agreement the Investor will only purchase shares when the Company meets the following conditions:

  a registration statement has been declared effective and remains effective for the resale of the Shares until the closing of the Financing;

  at all times during the period beginning on the date of the Put Notice and ending on the date of the closing of the Financing, the Company’s common stock has been listed on the Over-the-Counter Bulletin Board and has not been suspended from trading thereon for a period of two (2) consecutive trading days during the Open Period;

  the Company has not been notified of any pending or threatened proceeding or other action to delist or suspend the Company’s common stock;

  the Company has complied with its obligations and is otherwise not in breach of or in default under the Investment Agreement, the Registration Rights Agreement or any other agreement executed in connection therewith;

  no injunction has been issued and remains in force, and no action has been commenced by a governmental authority which has not been stayed or abandoned, prohibiting the purchase or the issuance of the Shares; and

  the issuance of the Shares will not violate any shareholder approval requirements of the market or exchange on which the Company’s common stock are principally listed.

The Investment Agreement will terminate when any of the following events occur:

  the Investor has purchased an aggregate of $1.5 million of the Company’s common stock;

  upon written notice from the Company to the Investor; and

  upon the expiration of the Open Period.

Similarly, this Investment Agreement, may, at the option of the non-breaching party, terminate if the Investor or the Company commits a material breach, or becomes insolvent or enters bankruptcy proceedings.

The Company also entered into a Registration Rights Agreement with the Investor on April 18, 2011. Pursuant to the Registration Rights Agreement, the Company is obligated to file a registration statement registering the resale of the Shares.

Copies of the Investment Agreement and the Registration Rights Agreement described above are filed as exhibits herewith and the above summary of the agreements is qualified in its entirety by reference to such agreements, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Investment Agreement dated as of April 18, 2011 by and between the Company and Kodiak Capital Group, LLC.
10.2	Registration Rights Agreement dated as of April 18, 2011 by and between the Company and Kodiak Capital Group, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

CHINA KANGTAI CACTUS BIO-TECH, INC.

By: /s/ JINJIANG WANG
Jinjiang Wang, Chief Executive Officer

Date: April 18, 2011